UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2020

SENSEONICS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37717	47-1210911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20451 Seneca Meadows Parkway Germantown, MD 20876-7005
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (301) 515-7260

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SENS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 13, 2020, Senseonics Holdings, Inc. (the “Company”) filed a Certificate of Designation (the “Certificate of Designation”) with the Secretary of State of Delaware to set forth the terms of its Series A Convertible Preferred Stock (the “Series A Preferred Stock”). Pursuant to the Certificate of Designation, each share of Series A Preferred Stock is initially convertible into the number of shares of the common stock of the Company, $0.001 par value per share (“Common Stock”), equal to $1,000 divided by the conversion price of $0.476 per share, subject to customary anti-dilution adjustments, including in the event of any stock split. The Series A Preferred Stock ranks senior to the Common Stock. Upon a liquidation, dissolution or winding up of the Company, each share of Series A Preferred Stock will be entitled to receive an amount per share equal to the greater of the purchase price paid and the amount that the holder would have been entitled to receive at such time if the Series A Preferred Stock were converted into Common Stock (the “Series A Liquidation Amount”). Holders of Series A Preferred Stock are also entitled to participate in dividends declared or paid on the Common Stock on an as-converted basis. If the Company undergoes a change of control, each holder of Series A Preferred Stock has the right to cause the Company to redeem any or all of the Series A Preferred Stock for cash consideration equal to the Series A Liquidation Amount.

The holders of Series A Preferred Stock generally are entitled to vote with the holders of the shares of Common Stock on all matters submitted for a vote of holders of shares of Common Stock (voting together with the holders of shares of Common Stock as one class) on an as-converted basis. Additionally, certain matters require the approval of the majority of the outstanding Series A Preferred Stock, voting as a separate class, including (i) altering or changing adversely the powers, privileges, preferences or rights of the Series A Preferred Stock, or (ii) amendments, modifications, repeal or waiver of any provision of the Company’s certificate of incorporation, bylaws or of the Certificate of Designation that would adversely affect the rights, preferences, privileges or powers of the Series A Preferred Stock.

The foregoing description of the terms pertaining to the Series A Preferred Stock is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Series A Convertible Preferred Stock

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2020	SENSEONICS HOLDINGS, INC.

	By:	/s/ Nick Tressler
	Name:	Nick Tressler
	Title:	Chief Financial Officer